Exhibit 24.1
POWER OF ATTORNEY

THIS POWER OF ATTORNEY is entered into by those persons whose signatures appear below. By executing this Power of Attorney, each signatory hereto appoints Cameron M. Bready as his or her attorney-in-fact and agent, with full power of substitution and resubstitution in any and all capacities, to sign the annual report on Form 10-K of Global Payments Inc. for the period from January 1, 2025 to December 31, 2025, and any amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may do or cause to be done by virtue hereof.

[Signatures on the Following Page]

/s/ M. Troy Woods
M. Troy Woods

/s/ F. Thaddeus Arroyo
F. Thaddeus Arroyo

/s/ Robert H.B. Baldwin, Jr.
Robert H.B. Baldwin, Jr.

/s/ John G. Bruno
John G. Bruno

/s/ Archana Deskus
Archana Deskus

/s/ Joia M. Johnson
Joia M. Johnson

/s/ Kirsten Kliphouse
Kirsten Kliphouse

/s/ Connie D. McDaniel
Connie D. McDaniel

/s/ William B. Plummer
William B. Plummer

/s/ Joseph H. Osnoss
Joseph H. Osnoss

/s/ Patricia Watson
Patricia Watson